UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 27, 2025

NIGHTFOOD HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-55406	46-3885019
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

520 White Plains Road - Suite 500

Tarrytown, New York 10591

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (866) 291-7778

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable	Not applicable	Not applicable

Item 1.01. Entry into a Material Definitive Agreement.

The disclosure in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On August 27, 2025, Nightfood Holdings, Inc. (“NGTF” or the “Company”), Victorville Treasure Holdings, LLC, a California limited liability company (“Victorville”), SBZ Investment Industry Inc., a California corporation, Nuo Wei Zhang, Siyuan Li and Jue Wang (each a “Seller” and, collectively the “Sellers”), entered into a share exchange agreement (the “Agreement”) whereby the Company will acquire Victorville from the Sellers. Pursuant to the terms of the Agreement, the Company purchased 100% of the issued and outstanding membership interests (the “Membership Interests”) of Victorville from the Sellers for a total purchase price of $31,000,000 (the “Purchase Price”) The Purchase Price for the Membership Interests was satisfied by the issuance of 216,667 shares of the Company’s Series C Convertible Preferred Stock (the “Exchange Shares”) of which 15% of the Exchange Shares shall be withheld by the company in escrow for a period of 18 months to satisfy potential indemnification claims arising from the Agreement. Each of the Exchange Shares is convertible into 6,000 shares of the Company’s common stock. In addition, subject to certain post-closing milestones, the Sellers can acquire an additional 41,667 share of Series C Convertible Preferred Stock (the “Earnout Shares”). The milestones required to acquire the Earnout Shares are as follows; (i) completion and buildout of a gym facility; (ii) enrollment of 50 active members to the gym facility; (iii) completion of all other renovations in connection with meeting requirements of potential franchise partners; and (iv) operation of the property under a major franchise brand for a period of at least 30 days. Additionally, the Purchase Price is subject to adjustment in the event that as of the Closing Date, the 30 day Volume Weighted Average Price (VWAP) at closing of the Company’s common stock is less than $.02 per share. As a result of the transaction, Victorville became a wholly owned subsidiary of the Company. The transactions contemplated by the Agreement were consummated on August 27, 2025 (the “Closing Date”).

The Agreement contains standard representations, warranties, covenants, indemnification and other terms customary in similar transactions.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth in Item 2.01 is incorporated herein by reference into this Item 3.02. In connection with the issuance of the Exchange Shares, The Company relied upon the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended, for transactions not involving a public offering.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
2.1*	Share Exchange Agreement dated August 27, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	The schedules and exhibits to the Agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 3, 2025

NIGHTFOOD HOLDINGS, INC.

By:	/s/ JIMMY CHAN
Name:	Jimmy Chan
Title:	Chief Executive Officer

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